Converted Organics Signs Agreement with South Canyon Waste Systems to Operate Company’s First
Waste Water Treatment Facility at the Glenwood Springs, Colorado Landfill

BOSTON, Jan. 10, 2011 (GLOBE NEWSWIRE) — Converted Organics Inc. (Nasdaq:COIN) has signed an agreement with South Canyon Waste Systems, LLC, a waste management company providing operations management services to Glenwood Springs Landfill Enterprise’s South Canyon Landfill, to operate an industrial wastewater (IWW) facility on the Landfill. Converted Organics agreed to purchase, operate and maintain an LM-HT Concentrator from Waste Systems, in return for which Waste Systems agreed to pay to Converted Organics 100% of all payments it receives from Enterprise for waste water services, less certain agreed upon reimbursements and deductions. The Converted Organics’ facility will evaporate 15,000 gallons of waste water per day with zero-liquid-discharge. The transaction is expected to provide Converted Organics revenue beginning in January of 2011.

South Canyon Landfill is a municipally owned landfill and recycling center that serves the Glenwood Springs, CO community and surrounding areas, receiving approximately 6 million gallons of liquid waste annually. The Converted Organics facility will use its exclusively licensed flex-fuel™ system by deriving waste heat from biomass (wood waste) that has been diverted from traditional landfill disposal. The facility will treat a wide range of IWW’s including septic, wash waters, process waters, man-camp waste waters and various wastewaters from oil and gas exploration.

“Waste Systems’ choice to incorporate a Converted Organics facility into its already successful landfill contract demonstrates the green movement among landfill operators as our facility will evaporate off thousands of gallons of wastewater daily, and reduce the volume of waste to be buried, reducing green house gas production and extending the life of the Landfill,” said Rick McEwen, President and General Manager of the Converted Organics’ Industrial Wastewater Resources division.

The IWW market has the potential to be a multi-billion dollar market and involves the treatment of waters that have been contaminated by industrial or commercial activities, prior to their reuse or release into the environment. While these projects would be cost-effective without subsidies, there is also a potential that the Company will receive carbon credits and grants for waste heat utilization. The Company’s technology reduces carbon emissions when compared to traditional technologies by using waste heat and renewable energy as thermal fuel.

About Converted Organics

Converted Organics’ (NASDAQ: COIN) mission is to promote, develop and operate profitable innovative clean technologies that contribute to the improvement of our environment by use of sustainable business practices and the judicious use of natural resources. Converted Organics Inc. is currently composed of three primary lines of business at the intersection of Agriculture, Water and Waste Recycling. Each business contributes to our mission and uses sustainable business practices that protect and value the environment. The three lines of business are Organic Fertilizer (Converted Organics), Vertical Farming (TerraSphere Systems — www.terraspheresystems.com), and Industrial Wastewater Treatment (Industrial Wastewater Resources).

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors, not all of which are known to the company, described most recently in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G

SOURCE: Converted Organics Inc.

Investor Contacts:
Jim Blackman, 713-256-0369
PR Financial Marketing
jim@prfmonline.com
or

info@convertedorganics.com
617-624-0111